UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): June 14, 2006
ELECTRIC CITY CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
On June 14, 2006, Electric City Corp. (the “Company”) confirmed that its recently announced 1 for 15 reverse split of its common stock will take effect with the opening of the market on June 15th. All fractional shares that result from the 1 for 15 reverse split will be rounded to the nearest whole share. After giving effect to the reverse split the Company will have approximately 3,420,000 shares of common stock outstanding and Series E preferred stock convertible into approximately 1,550,000 shares of common stock.
Item 8.01 Other Events
In connection with the reverse split its ticker symbol will permanently change to ELCY.
A copy of the press release relating to the matters described above is attached as exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)     Not Applicable
(b)     Not Applicable
(c)     Not Applicable
(d)     Exhibits
   99.1      Press release issued by Electric City Corp. dated June 14, 2006
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRIC CITY CORP.:
Dated: June 14, 2006	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer